Ex. 10.45

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 24th day of August, 2015 (the "Amendment Date"), by and between IMH FINANCIAL CORPORATION, a Delaware corporation ("Borrower"), and SRE MONARCH LENDING, LLC, a Delaware limited liability company ("Lender").
RECITALS
WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of December 31, 2014, as amended by that certain First Amendment to Loan Agreement dated as of April 23, 2015, and as further amended by that certain Second Amendment to Loan Agreement dated as of June 23, 2015 (collectively, the "Loan Agreement"); and
WHEREAS, Borrower and Lender desire to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AMENDMENT
1.Defined Terms. Capitalized teniis used herein but not otherwise defined in this Amendment shall have the meanings provided to such terms in the Loan Agreement (including as amended by this Amendment).
2.Amendment. The Loan Agreement is hereby amended as follows:
(a)The definition of "Facility Exit Fee" is deleted in its entirety and the following is substituted in its place:
" "Facility Exit Fee": The fee in the amount (but, not less than zero) equal to the amount of Interest that would accrue at the Base Rate from and including the date of an Advance to, but not including, August 24, 2015 minus the amount of Interest that accrues in respect of such Advance and is paid on or before August 24, 2015. The Facility Exit Fee shall be earned on the Closing Date and shall be due and payable on August 24, 2015.
(b)The definition of "Facility Maturity Date" is deleted and the following is substituted in its place:
"Facility Maturity Date": November 23, 2015.
(c)The definition of "Facility Use Fee Date" is deleted and the following is substituted in its place:

"Facility Use Fee Date": The twenty-third day of November, January, April and July. If any such day is not a Business Day, the Facility Use Fee Date will be the immediately preceding Business Day.
(d)The definition of "Stage One Base Rate End Date" is deleted in its entirety.
(e)A new definition of "Third Amendment" is added immediately after the definition of "Termination Date":
"Third Amendment": The Third Amendment to Loan Agreement between Borrower and Lender.
(f)A new definition of "Third Facility Additional Fee" is added immediately after the definition of "Third Amendment":
" "Third Facility Additional Fee": The fee in the amount of One Hundred Thousand Dollars ($100,000) which shall be earned on the Closing Date and shall be due and payable not later than August 24, 2015."
(g)Section 2.4 is deleted in its entirety and the following is substituted in its place:
"Section 2.4. Determination and Payment of Interest. The Borrower shall pay all then outstanding, accrued Interest on the date of the First Amendment. The Borrower shall, to the extent not previously paid by Borrower to Lender, pay all then outstanding, accrued Interest on the date of the Second Amendment. The Borrower shall, to the extent not previously paid by Borrower to Lender, pay all then outstanding, accrued Interest on the date of the Third Amendment. The Borrower shall, to the extent not previously paid by Borrower to Lender, pay all outstanding, accrued Interest on the Facility Maturity Date."
(h)Section 2.3(a) is deleted and the following is substituted in its place:
"(a) The Borrower shall not prepay the Advances Outstanding in whole or in part on or before the Open Payment Date. The Borrower may prepay Advances Outstanding in whole, but, not in part, at any time after the Open Payment Date, upon not less than three (3) Business Days' notice from Borrower to Lender, which prepayment shall be accompanied by payment to Lender of all accrued, unpaid Interest,"
(i)Section 2.11(c) is deleted and the following is substituted in its place:
"(c) The Borrower shall pay the First Facility Additional Fee on or before April 24, 2015. The Borrower shall pay the Second Facility Additional Fee on or before June 24, 2015. The Borrower shall pay the Third Facility Additional Fee on or before August 24, 2015. The First Facility Additional Fee, the Second

Facility Additional Fee and the Third Facility Additional Fee are each nonrefundable."

(j) Section 2.11(e) is deleted and the following is substituted in its place:
"(e) In the event that any Advances Outstanding and Interest thereon remain unpaid on a Facility Use Fee Date, the Facility Use Fee calculated with respect to such date shall be earned, due and payable. In no event will the Facility Maturity Date be extended by virtue of payment or earning of the Facility Use Fee."
(k)The definition of "Base Rate" is deleted and the following is substituted in its place:
`Base Rate" means the Stage One Base Rate."
(l) The definition of "Stage Two Base Rate" is deleted in its entirety.
(m)The definition of "Facility Use Fee" is deleted in its entirety and the following is substituted in its place:
`Facility Use Fee": The fee, calculated on each Facility Use Fee Date, equal to two percent (2%) of the Advances Outstanding as of 11:59 P.M. on the day immediately preceding each Facility Use Fee Date. "
3.Borrower hereby remakes, on and as of the Amendment Date, each and every one of the representations and warranties of the Borrower in the Transaction Documents. Borrower hereby represents and warrants that no Event of Default exists.
4.Borrower hereby warrants and represents that as of the Amendment Date, (i) Borrower has been duly authorized to execute and deliver this Amendment; (ii) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Lender, or with respect to any agreement or covenant in the Transaction Documents; and (iii) Lender, on and as of the Amendment Date, has fully performed all obligations to Borrower which it may have had or has on and as of the Amendment Date. Without limiting the generality of the foregoing, Borrower, on its own behalf and on the behalf of its respective past, present and future representatives, partners, managers, members, shareholders, officers, directors, agents, employees, servants, affiliates and related companies, heirs, successors and assigns (hereinafter referred to collectively as the "Borrowing Group"), hereby waives, releases and forever discharges Lender, and its past, present and future officers, directors, subsidiary and affiliated entities or companies, agents, servants, employees, shareholders, partners, members, managers, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (hereinafter referred to collectively as the "Lender Group"), from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatever kind and nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Lender Group by reason of any matter or thing whatsoever that occurred, existed or may have occurred or existed on or before the Amendment Date arising out of or in any way connected to the Transaction Documents. It is acknowledged and agreed that Lender is specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants, and agreements constitute a material inducement to enter into this Amendment.

4.    Borrower further agrees to pay, promptly after request from Lender, all fees and expenses up to a maximum of $3,500 (collectively, the "Modification Expenses") associated with the consummation of the transactions contemplated in this Amendment, including, without limitation, the reasonable fees and expenses of Lender's counsel and any related expenses incurred by Lender in connection with this Amendment.
5.    Nothing contained this Amendment shall establish a custom or course of dealing.
The execution and delivery of this Amendment by Lender is on a one-time basis only, and Lender shall not have any obligation to consent to any other matter or thing. By execution and delivery of this Amendment, Lender does not waive any Events of Default, defaults, or rights and remedies, all of which rights and remedies being expressly reserved by Lender.
6.    Conditions. As consideration for, and as a condition precedent to, Lender's agreement to enter into this Amendment, Borrower shall pay concurrently with the mutual execution of this Amendment:
(a)To Lender, the Third Facility Additional Fee;
(b)To Lender, an amount equal to all accrued but unpaid Interest as of the Amendment Date (it being agreed that if payment of such Interest is so paid, no Facility Exit Fee shall be due and Borrower shall have no further obligation to pay the Facility Exit Fee); and
(c)as directed by Lender, all Modification Expenses.
7.    No Other Changes. Except as expressly modified or waived hereby, all of the terms and provisions of the Loan Agreement and the other Transaction Documents shall remain in full force and effect. The term "this Agreement" or "Loan Agreement" and all similar references as used in each of the Transaction Documents shall hereafter mean the Loan Agreement as amended by this Amendment.
8.    Governing Law. This Amendment shall construed in accordance with and governed by the laws of the State of Illinois.
9.    Counterparts; Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic exchange of PDF signature pages), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10.    Entirety. This Amendment and the other Transaction Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

IMH FINANCIAL CORPORATION,
a Delaware corporation

By:	/s/ Lawrence D. Bain
Lawrence D. Bain
Its:	Chief Executive Officer

LENDER:

SRE MONARCH LENDING, LLC,
a Delaware limited liability company

By:	Singerman Real Estate Management Company, L.P., its Manager

By: Singerman Real Estate, LLC, its General Partner

By: /s/ Seth Singerman
Name: Seth Singerman
Title: Manager